Exhibit 99.1

CANTEL MEDICAL CORP.

150 Clove Road

Little Falls, New Jersey 07424

FOR IMMEDIATE RELEASE

Contact:	Andrew A. Krakauer	Richard E. Moyer
	President	Cameron Associates, Inc.
	Cantel Medical Corp.	richard@cameronassoc.com
	Phone: (973) 890-7220	Phone: (212) 554-5466

CANTEL MEDICAL REPORTS 72% INCREASE IN NET
INCOME ON RECORD SALES - EPS OF $0.20 vs. $0.12 FOR
QUARTER ENDED OCTOBER 31, 2008

LITTLE FALLS, New Jersey (December 5, 2008) ... CANTEL MEDICAL CORP. (NYSE:CMN) reported net income of $3,333,000, or $0.20 per diluted share, on a 7% increase in sales to $64,406,000 for the first quarter ended October 31, 2008, inclusive of $0.02 of expenses related to the relocation of our Dutch manufacturing operations to the United States. This compares with net income of $1,939,000, or $0.12 per diluted share, on sales of $60,005,000 for the first quarter ended October 31, 2007, inclusive of $0.01 of expenses attributable to acquisitions and severance costs related to reducing manufacturing operations in Holland.

Andrew Krakauer, Cantel’s President, stated “We are very pleased to have delivered by far our strongest quarterly performance of the past few years. These superior results attest to the success of our sales and marketing investments and various programs to improve operating margins. Cantel had solid sales growth in all reporting segments except for an expected decline in low margin dialysate concentrate shipments in our Dialysis segment. During the quarter, we achieved almost 13% revenue growth exclusive of Dialysis.”

Krakauer added, “While all businesses performed well, our Endoscope Reprocessing and Water Purification and Filtration units were significantly ahead of last year, aided by strong sales of higher margin consumables including disinfectants, sterilants and filters. We also benefited from our active cost reduction and margin improvement programs, the implementation of price increases and reduced interest expenses.”

Krakauer continued, “Despite economic uncertainties, we remain focused on our strategies to grow and improve performance. We believe our leadership positions in several infection prevention and control markets, coupled with the fact that over 70% of our sales come from disposables and service, will continue to benefit us despite difficult economic conditions. We are proactively taking steps to address challenges related to the weakening economy.”

The Company further reported that its balance sheet at October 31, 2008 included current assets of $81,736,000, including cash of $15,735,000, a current ratio of 2.4:1, debt of $57,300,000, stockholders’ equity of $167,838,000 and a ratio of funded debt to equity of .34:1.  Krakauer stated, “The Company has a strong balance sheet and continues to generate significant cash. Our cash provided by operating activities for the quarter was $5,407,000. We have reduced our net debt position from the same quarter last year by 21% to $41.6 million.”

Cantel Medical Corp. is a leading provider of infection prevention and control products in the healthcare market. Our products include specialized medical device reprocessing systems for renal dialysis and endoscopy, dialysate concentrates and other dialysis supplies, disposable infection control products primarily for the dental industry, water purification equipment, sterilants, disinfectants and cleaners, hollow fiber membrane filtration and separation products for medical and non-medical applications, and specialty packaging for infectious and biological specimens. We also provide technical maintenance for our products and offer compliance training services for the transport of infectious and biological specimens.

The Company will hold a conference call to discuss the results for the first quarter ended October 31, 2008 on Friday, December 5, 2008 at 11:00 AM Eastern time. To participate in the conference call, dial 1-877-407-8035 approximately 5 to 10 minutes before the beginning of the call. If you are unable to participate, a digital replay of the call will be available from Friday, December 5 at 2:00 PM through midnight on December 6, by dialing 1-877-660-6853 and using passcode #286 and conference ID #305374.

The call will be simultaneously broadcast live over the Internet on vcall.com at
http://www.investorcalendar.com/IC/CEPage.asp?ID=138525. A replay of the webcast will be available on Vcall for 30 days.

For further information, visit the Cantel website at www.cantelmedical.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties, including, without limitation, the risks detailed in Cantel’s filings and reports with the Securities and Exchange Commission. Such forward-looking statements are only predictions, and actual events or results may differ materially from those projected or anticipated.

2

CANTEL MEDICAL CORP.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	Three Months Ended
	October 31,
	2008	2007

Net sales	$64,406	$60,005

Cost of sales	40,783	38,799

Gross profit	23,623	21,206

Expenses:
Selling	7,350	6,789
General and administrative	9,024	8,957
Research and development	1,065	990
Total operating expenses	17,439	16,736

Income before interest and income taxes	6,184	4,470

Interest expense	751	1,222
Interest income	(70)	(147)

Income before income taxes	5,503	3,395

Income taxes	2,170	1,456

Net income	$3,333	$1,939

Earnings per common share - diluted	$0.20	$0.12

Weighted average shares - diluted	16,349	16,331

CANTEL MEDICAL CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	October 31,	July 31,
	2008	2008
Assets
Current assets	$81,736	$84,561
Property and equipment, net	37,139	37,920
Intangible assets	39,347	41,254
Goodwill	112,173	113,958
Other assets	1,290	1,497
	$271,685	$279,190

Liabilities and stockholders’ equity
Current portion of long-term debt	$8,500	$8,000
Other current liabilities	26,248	30,922
Long-term debt	48,800	50,300
Other long-term liabilities	20,299	21,256
Stockholders’ equity	167,838	168,712
	$271,685	$279,190

SUPPLEMENTARY INFORMATION

Reconciliation of Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-Based Compensation Expense (“EBITDAS”)

The reconciliation of EBITDAS with net income for the three months ended October 31, 2008 and 2007, respectively, is as follows (in thousands):

	Three Months Ended
	October 31,
	2008	2007

Net income	$3,333	$1,939

Income taxes	2,170	1,456
Interest expense	751	1,222
Interest income	(70)	(147)
Depreciation	1,550	1,445
Amortization	1,338	1,399
Loss on disposal of fixed assets	14	—

EBITDA	9,086	7,314

Stock-based compensation expense	520	532

EBITDAS	$9,606	$7,846

EBITDAS is a measure of the Company’s performance that is not required by, or presented in accordance with, Generally Accepted Accounting Principles (“GAAP”). EBITDAS is a non-GAAP financial measure defined by the Company as income before interest, taxes, depreciation, amortization and stock-based compensation expense. The Company believes EBITDAS is an important valuation measurement for management and investors given the increasing effect that non-cash charges, such as stock-based compensation, amortization related to acquisitions and depreciation of capital equipment, has on the Company’s net income. In particular, acquisitions have historically resulted in significant increases in amortization of intangible assets that reduced the Company’s net income. Additionally, the Company regards EBITDAS as a useful measure of operating performance and cash flow before the effect of interest expense and complements operating income, net income and other GAAP financial performance measures. Generally, a non-GAAP financial measure is a numerical measure of a Company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. This measure, however, should be considered in addition to, and not as a substitute or superior to, net income, cash flows, or other measures of financial performance prepared in accordance with GAAP.